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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CIBER, Inc.
Information to be included in the Report

Item 2.02. Disclosure of Results of Operations and Financial Condition

        On February 16, 2005, we issued a press release in which we announced our financial results for the three months and for the year ended December 31, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States.

        These non-GAAP financial measures are discussed below.

        1.     Cash Earnings Per Share—Cash Earnings Per Share is measured as GAAP net income plus amortization of intangible assets, as reported in our consolidated statements of operations, less income taxes associated with the amortization of intangible assets plus the interest expense associated with the contingent convertible debentures, net of tax, divided by weighted average shares—diluted, as reported in our consolidated statements of operations. The following table reconciles cash earnings per share to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to Cash Earnings Per Share (Non-GAAP)
(In thousands, except per share data)

	Q4-2003	Q4-2004	2003	2004
GAAP net income	$4,178	$7,451	$19,984	$29,701
Add: Amortization of intangible assets	641	1,375	2,664	4,214
Less: Income tax effect	(256)	(522)	(1,066)	(1,601)
Add: Debt interest expense, net of tax	319	960	319	3,837

Cash net income	$4,882	$9,264	$21,901	$36,151

Weighted average shares—diluted	67,741	76,573	65,451	74,642
Cash earnings per share	$0.07	$0.12	$0.33	$0.48

        2.     EBITA—EBITA is measured as GAAP Net Income, plus income tax expense and amortization of intangible assets, less interest and other income (expense), net, all as reported in our consolidated statements of operations. The following table reconciles EBITA to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to EBITA (Non-GAAP)
(In thousands)

	Q4-2003	Q4-2004	2003	2004
GAAP net income	$4,178	$7,451	$19,984	$29,701
Add: Income tax expense	1,348	3,958	11,451	17,694
Less: Interest and other income (expense), net	162	1,895	1,028	3,873
Add: Amortization of intangible assets	641	1,375	2,664	4,214

EBITA	$6,329	$14,679	$35,127	$55,482

        3.     Free Cash Flow as described in the press release is also a non-GAAP measure and is reconciled to the most comparable GAAP measure, net income in the press release.

Item 9.01(c). Exhibits.

99.1
Press release dated February 16, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: February 17, 2005	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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CIBER, Inc. Information to be included in the Report
  Item 2.02. Disclosure of Results of Operations and Financial Condition
  Item 9.01(c). Exhibits.
SIGNATURE